                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 21

                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                            State of           Name under which Business
          Name as Specified              Incorporation           Done if Different from
             in Charter                 or Organization        Name Specified in Charter
-------------------------------------   ---------------    ---------------------------------
Marsh Drugs, Inc.                           Indiana        Marsh Drugs
Marsh Village Pantries, Inc.                Indiana        Village Pantry
Mundy Realty, Inc.                          Indiana
Mar Properties, Inc.                        Indiana
Marlease, Inc.                              Indiana
Marsh International, Inc.                   Indiana        Marsh International
Temporary Services, Inc.                    Indiana
Limited Holdings, Inc.                      Indiana
Marsh Supermarkets of Illinois, Inc.        Indiana        Marsh
Marsh Drugs of Illinois, Inc.               Indiana        Marsh Drugs
North Marion Development Corp.              Indiana
Contract Transport, Inc.                    Indiana
Crystal Food Services, LLC                  Indiana        Crystal Food Services, Primo
                                                           Catering, Capital Vending
LoBill Foods, LLC                           Indiana        LoBill
Contract Transport, LLC                     Indiana
Marsh Supermarkets, LLC                     Indiana        Marsh
Village Pantry, LLC                         Indiana        Village Pantry
Marsh Drugs, LLC                            Indiana        Marsh Drugs
Trademark Holdings, Inc.                    Delaware
Marsh Clearing House, LLC                   Indiana
Crystal Cafe Management Group, LLC          Indiana        Crystal
Crystal Food Management Services, LLC       Indiana
Butterfield Foods, LLC                      Indiana        Butterfield
Floral Fashions, LLC                        Indiana        Floral Fashions
O'Malia Food Markets, LLC                   Indiana        O'Malia Food Markets, Joe O'Malia
                                                           Food Markets
CF Property, LLC                            Indiana
BF Property, LLC                            Indiana
CSD Property, LLC                           Indiana
MD Property, LLC                            Indiana
MS Property, LLC                            Indiana
Pantry Property, LLC                        Indiana
McNamara, LLC                               Indiana
MCN Property, LLC                           Indiana
Floral Property, LLC                        Indiana
LB Property, LLC                            Indiana